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                                 EXHIBIT 10(v)





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                             DISBURSEMENT AGREEMENT


         THIS DISBURSEMENT AGREEMENT (this "Agreement"), dated as of July 17, 1995, is made and entered into by and among FAIR GROUNDS CORPORATION, a Louisiana corporation ("Borrower"), VIDEO SERVICES, INC., a Louisiana corporation ("VSI"), and FIRST NATIONAL BANK OF COMMERCE, a national banking association ("Bank").

         WITNESSETH,

         That,

         WHEREAS, pursuant to Act 44 of the 1994 Regular Session of the Louisiana Legislature (the "Act"), owners of video draw poker devices located in licensed establishments owned or operated by a licensed racing association eligible for emergency relief as determined by the Interim Emergency Board (the "Board") shall be exempt from the franchise payment otherwise due on such machines as required in R.S. 33:4862.11 for a period of time to be determined by the Board, up to a maximum period of fifteen years; and,

         WHEREAS, the Act provides that the use of funds received by a licensed racing association pursuant to the Act shall be subject to review and prior approval by the Joint Legislative Committee on the Budget (the "Committee"), and shall be subject to the continued oversight by the Committee; and,

         WHEREAS, Borrower has applied to Bank for a loan in an amount not to exceed the principal sum of $17.5 million (the "Loan") to finance the reconstruction of the New Orleans Fair Grounds Grandstand, Clubhouse and Off Track Betting Facility; and,

         WHEREAS, the Borrower has applied for the franchise fee payment exemption authorized by the Act, and the Board, pursuant to its letter dated September 30, 1994, has determined that Borrower is a licensed racing association eligible for the relief authorized by the Act, and the Committee, pursuant to its Resolution dated March 2, 1995, further has reviewed the terms of the Loan, and has granted its prior approval of the dedication of the funds received from the franchise tax exemption towards the exclusive use by Borrower for making repayments of interest and principal which may be due to the Bank under the Loan, and has further determined that VSI shall be entitled to an exemption from the franchise fee payments otherwise due pursuant to R.S. 33:4862.11 in an annual amount not to exceed the lesser of (a) $2,500,000.00, or (ii) the amount of debt service due on the Loan annually (including, without limitation, any mandatory prepayment provisions required pursuant to the terms of the Loan as presently envisioned or as the same may be modified from time to time by agreement of the Borrower and the Bank; and,





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         WHEREAS, VSI is the owner of the video draw poker devices located in the licensed video poker gaming establishments owned and/or operated by Borrower; and,

         WHEREAS, the Borrower has established its demand deposit account with Bank, which account has been established in the name of Fair Grounds Corporation under account no. 1106-01807 (hereinafter referred to as the "Lockbox Account"), into which all proceeds of the franchise fee payment exemption authorized by Act 44 (and no other funds) shall be deposited; and,

         WHEREAS, the parties desire to enter into this Agreement to provide for the manner of disbursement of funds received by the Bank in the Lockbox Account.

         NOW, THEREFORE, the parties hereto agree as follows:


                                       1.


         VSI acknowledges that, pursuant to the Act, an amount not to exceed the first $2,500,000.00 in video poker franchise fee payments otherwise due to the State of Louisiana from video poker gaming devices owned by VSI and located upon licensed video poker gaming establishments owned and/or operated by Borrower during each annual period shall be remitted to Borrower in accordance with the terms of the Act. Borrower and Bank agree, and VSI acknowledges, that such funds, for each annual period running from July 1 through June 30, shall be debited from VSI's account with Bank (account no. 110511832) (the "VSI Account") and credited to the Lockbox Account. Notwithstanding the foregoing, the initial annual period during which such transfers of funds are to be made shall not commence until the later to occur of (i) July 1, 1995, or (ii) the date on which funds are first advanced under the Loan (such later date being herein called the "Commencement Date"), and shall end on June 30, 1996. Simultaneously with the initial advance of funds under the Loan, Borrower and Bank shall execute a certificate attesting to such advance and shall forward a copy of said certificate to VSI and to the Video Gaming Division of the Gaming Enforcement Section of the Office of State Police, Louisiana Department of Public Safety and Corrections (the "Division"). The copy of such certificate to be sent to the Division shall be sent by certified mail, return receipt requested, to Public Safety Services, Finance Manager, P.O. Box 66909, Baton Rouge, LA 70896. Such transfers of funds shall be made on each date (a "Transfer Date") after the Commencement Date on which the Division would have swept the aforesaid account of VSI with Bank to collect the franchise fees which would have otherwise been due except for the exemption provided by the Act, and each such transfer of funds shall be in the amount which the Division would have otherwise collected from VSI's bank account,





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all as shown on the invoices to be provided to VSI and Bank by the Division in the form attached hereto as Exhibit "A." VSI agrees that such transfers of funds are to be made under the authority provided for in La. R.S. 33:4862.21(B), which requires that VSI remit directly to the Fair Grounds Corporation all franchise payments otherwise due to the State of Louisiana during such exemption period. VSI agrees that its account with Bank shall at all times contain the amount of funds required by invoices submitted by the Division for each such "Sweep Date" set forth in such invoices and authorizes Bank to make the debits from its account as contemplated hereby (all to the extent, and only to the extent, that the Division acknowledges that the terms of this Agreement are acceptable to it); provided, however, that in no event shall the State of Louisiana, the Division or VSI incur any liability to the Bank or to the Borrower in the event that VSI fails to keep such funds available in its account or otherwise fails to remit such funds to the Lockbox Account on a Transfer Date. VSI's sole responsibility hereunder shall be to the State of Louisiana and the Division, and to remit payments to the Borrower to the extent required by the Act, provided that by remitting such payments to the Borrower, VSI does not violate any contrary instructions provided to it by the Division. In the event that VSI's account does not contain the amounts set forth in the invoices submitted to it by the Division for transfers to the Lockbox Account as authorized hereby on any Transfer Date, Bank and Borrower hereby agree to notify the Division and VSI of such fact as soon as possible, but in no event later than the third business day following any such occurrence. Bank and Borrower shall give notice to the Division of such occurrence by sending such notice by facsimile to Public Safety Services, Finance Manager, P.O. Box 66909, Baton Rouge, LA 70896, fax no. (504) 925-4990 and to VSI at 520 Elmwood Park Blvd., Suite 100, Harahan, LA 70123, fax no.
(504) 733-7702.



                                       2.


         Borrower hereby understands and agrees that the Lockbox Account has been established to receive the proceeds of the franchise fee payment exemption provided by the Act directly from VSI, and that, pursuant to the terms of the Act, such proceeds shall be used for the sole and exclusive purpose of making payments of interest and principal from time to time due under the terms of the Loan. Accordingly, Borrower hereby understands and agrees that Borrower shall have no direct access to any funds from time to time on deposit in the Lockbox Account, nor shall Borrower have any right to request any withdrawals from the Lockbox Account other than to make payments on the Loan as such payments become due under the terms of any promissory note and/or loan agreement from time to time governing the Loan.





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                                       3.


         Borrower hereby recognizes and acknowledges that it has executed a promissory note dated July 17, 1995, made by the Borrower payable to the order of the Bank in the principal sum of $2,150,000.00 (the "Initial Note"), which will evidence the initial advances by Bank under the Loan. Borrower hereby authorizes Bank to make withdrawals from the funds from time to time on deposit in the Lockbox Account and to apply such monies towards payment of the Initial Note, and/or any additional note or notes hereafter given by Borrower to Bank to evidence any part or parts of the Loan, as such payments become due and payable, whether such payments become due as scheduled or by acceleration upon the occurrence of a default under the terms of the Loan (and the passage of any cure periods applicable thereto).


                                       4.


         Borrower hereby understands and agrees that in the event that the Bank receives, during any annual period during which the franchise fee exemption afforded by the Act remains effective, an amount in the Lockbox Account in excess of the lesser of (i) $2,500,000.00, or (ii) the amount of debt service due and payable on the Loan during such period, the Act mandates that such funds (the "Excess Funds") be returned to the treasury of the State of Louisiana for deposit into the Video Draw Poker Device Fund. Borrower hereby authorizes Bank to return such Excess Funds received in the Lockbox to the treasury of the State of Louisiana for deposit into the Video Draw Poker Device Fund. Such Excess Funds shall be remitted to the State treasury by transferring any such Excess Funds into the Department of Public Safety and Corrections Video Poker Account (account no. 000405965) which is maintained with the Bank.


                                       5.


         The sole undertakings of Bank under this Agreement shall be to (1) hold the funds from time to time on deposit in the Lockbox Account on behalf of Borrower, subject to requirements of the Act, and to either apply such funds to the payment of the Loan and/or to return any Excess Funds to the treasury of the State of Louisiana, and (2) in the event that the Loan is fully satisfied, to forward and deliver any remaining funds in the Lockbox Account to the treasury of the State of Louisiana (or to whomever else may be legally entitled to such monies thereof at such time). In addition, the Bank (along with VSI and Borrower) agrees that the





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Legislative Auditor of the State of Louisiana and/or the Office of the
Governor, Division of Administration auditors shall have the option of auditing all accounts relating to this Agreement. The Bank also agrees to provide a statement of account relating to the Lockbox Account to the Division on a quarterly basis beginning with the date of the first transfer of funds from VSI's account with the Bank into the Lockbox Account. Such statements are to be furnished by regular U.S. mail to Public Safety Services, Finance Manager, P.O. Box 66909, Baton Rouge, LA 70896. Borrower hereby agrees to reimburse VSI and/or the Bank for all direct out-of-pocket expenses incurred by it in satisfying its obligations under this Agreement.


                                       6.


         Borrower acknowledges that no payment of any proceeds accruing from the franchise fee payment exemption authorized by the Act shall be paid to or received by Borrower, except through deposits into the Lockbox Account. In the event that Borrower should for any reason receive any payments arising from the franchise fee payment exemption authorized by the Act, Borrower shall hold such funds in trust for and on behalf of Bank, and shall immediately cause such funds to be deposited into the Lockbox Account, with such funds being held in trust for Bank by Borrower over any interim period.


                                       7.


         Borrower hereby appoints Bank as its agent to hold the monies from time to time on deposit in the Lockbox Account in accordance with the requirements of the Act and this Agreement, and authorizes Bank to act on its behalf under this Agreement and to exercise such powers hereunder and thereunder as are specifically delegated to or required of Bank under the terms of the Act and this Agreement, together with such powers as may be reasonably incidental thereto; provided however, that Bank shall not be required to take any action which, in the reasonable opinion of Bank, either exposes Bank to personal liability or is contrary to the Act or this Agreement. Borrower agrees that VSI's only obligation is to put into the VSI Account the sums required by the invoices sent by the Division and to cooperate with any audits required by paragraph 5 of this Agreement, to the extent required by the Act, and Borrower agrees to indemnify VSI (other than for this obligation) and the Bank, along with each of their respective officers, directors, employees, attorneys, and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or





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nature whatsoever which may be imposed on, incurred by, or asserted against such Indemnified Party in any way relating to or arising out of this Agreement or the treatment of funds from time to time on deposit in the Lockbox Account, or any action taken or omitted by such Indemnified Party under this Agreement or with respect to the Lockbox Account, other than for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnified Party's gross negligence or willful misconduct, provided further that it is the intention of Borrower to indemnify each Indemnified Party for the consequences of its own negligence except gross negligence and willful misconduct. Without limiting the generality of the foregoing, Borrower agrees to reimburse each Indemnified Party promptly upon demand for any out-of-pocket expenses (including reasonably attorney's fees) incurred by such Indemnified Party in the connection with the administration, enforcement of, or the preservation of any rights or obligations of Bank hereunder or under the Act. The payment obligations and indemnities contained in this paragraph shall survive the payment or sale of the Loan and the termination of this Agreement. The aforesaid payment obligations and indemnities are made expressly for the benefit of, and shall be enforceable by, any Indemnified Party.


                                       8.


         Neither Bank nor any other Indemnified Party shall be liable for any action taken or omitted by it or them hereunder, or in connection herewith, (i) with the consent or at the request of the Division or any state official acting on behalf of the Committee, the Board, or the Louisiana state treasury, or (ii) in the absence of its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Bank and/or VSI (as appropriate): (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the Division or to the State of Louisiana or any agency thereof for any statements, warranties or representations made by Borrower to Bank in connection with the Loan or in connection with this Agreement; (iii) shall not be responsible to the Division or to the State of Louisiana or any agency thereof for the due execution, legality, validity, enforceability or genuineness of this Agreement by Borrower, (iv) Bank shall not be responsible for any act or omission by VSI and/or Borrower in handling any video poker franchise fee payments or video gaming proceeds which would otherwise be due as franchise fee payments but for the Act; (v) VSI shall have no liability under this Agreement other than to fund its account in accordance with





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invoices provided by the Division and to cooperate with any audits required by paragraph 5 of this Agreement, to the extent required by the Act; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice or consent (whether oral or written and whether by telephone, telegram, cable, telex or facsimile), certificate or other instrument or writing (which may be by telegram, cable, telex or facsimile) believed by it to be genuine and communicated, signed or sent by the proper person or persons. Nothing contained in this paragraph shall be construed to relieve the Bank of its obligations to give notices and copies of bank statements to the Division and to remit any Excess Funds to the State treasury in accordance with this Agreement. Nothing contained in this Agreement shall be construed as relieving VSI from placing in the VSI Account all sums required by the Video Poker Devices Control Law, La. R.S. 33:4862.1, et seq., and otherwise complying with the rules and regulations of the Division.


         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement by and through their duly undersigned representatives, as of the date and year first above written.


                                FAIR GROUNDS CORPORATION


                                By:____________________________
                                   Bryan G. Krantz,
                                   President


                                VIDEO SERVICES, INC.


                                By:_____________________________

                                Title:__________________________



                                FIRST NATIONAL BANK OF COMMERCE


                                By:____________________________

                                Title:_________________________





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                                 ACKNOWLEDGMENT


STATE OF LOUISIANA

PARISH OF ORLEANS


         BE IT KNOWN, that on this __ day of July, 1995, before me, the undersigned Notary Public, duly commissioned and qualified within and for the State and Parish aforesaid, personally came and appeared Bryan G. Krantz, to me known to be the identical person who executed the above and foregoing instrument in his capacity as President of Fair Grounds Corporation, who declared and acknowledged to me, Notary, that he executed the above and foregoing instrument as the free act and deed of said corporation, for the uses, purposes and benefits therein expressed.


                                              _____________________________
                                              Notary Public





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                                 ACKNOWLEDGMENT


STATE OF ____________________

PARISH OR COUNTY OF _________


         BE IT KNOWN, that on this __ day of July, 1995, before me, the undersigned Notary Public, duly commissioned and qualified within and for the State and Parish aforesaid, personally came and appeared _________________, to me known to be the identical person who executed the above and foregoing instrument in his capacity as ______________ of Video Services, Inc., who declared and acknowledged to me, Notary, that he executed the above and foregoing instrument as the free act and deed of said corporation, for the uses, purposes and benefits therein expressed.


                                                   ________________________
                                                   Notary Public





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                                 ACKNOWLEDGMENT


STATE OF ____________________

PARISH OR COUNTY OF _________


         BE IT KNOWN, that on this __ day of July, 1995, before me, the undersigned Notary Public, duly commissioned and qualified within and for the State and Parish aforesaid, personally came and appeared ___________________, to me known to be the identical person who executed the above and foregoing instrument in his capacity as _________________ of First National Bank of Commerce, who declared and acknowledged to me, Notary, that he executed the above and foregoing instrument as the free act and deed of said national banking association, for the uses, purposes and benefits therein expressed.


                                                   ______________________
                                                   Notary Public





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